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                                                                   Exhibit 10.26

                      AMENDMENT NO. 3 TO ROYALTY AGREEMENT
                      ------------------------------------


         This AMENDMENT NO. 3 TO ROYALTY AGREEMENT ("Amendment") is entered into as of October 15, 2004 by and between MED ENCLOSURES, LLC, a Nevada limited liability company ("MEL"), and CTM GROUP, INC., a Nevada corporation ("CTM"), with reference to the following facts and on the following terms and conditions:

                                  R E C I T A L
                                  -------------

         A. The parties hereto have previously entered into that certain Royalty Agreement dated July 28, 2000, as amended by that certain Amendment No. 1 to Royalty Agreement dated July 13, 2001 and that certain Amendment No. 2 to Royalty Agreement dated October 29, 2002 (together, the "Royalty Agreement").

         B. The parties hereto desire to further amend the Royalty Agreement to increase the percentage royalty due thereunder.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties agree as follows:

         1. Section 1 of the Royalty Agreement is hereby amended by adding the following subparagraph to immediately follow subparagraph (d) of Section 1:

         "(e) In the event of a Change in Control (as defined below), MEL shall be obligated to pay to CTM a minimum royalty of $4,000,000 per year payable as follows. Commencing on the first day of the first full calendar quarter following the Change in Control, MEL shall be obligated to pay to CTM a minimum royalty of $1,000,000 per calendar quarter ("Minimum Royalty Amount") payable in advance on the first business day of each calendar quarter. In the event, that royalty payments on Net Sales under subparts (a) and (b) of Section 1 above in any calendar quarter exceed the Minimum Royalty Amount, no payments in addition to the payments of the Minimum Royalty Amount shall be paid until the end of the calendar year, at which time MEL shall pay CTM the royalties on Net Sales earned under subparts (a) and (b) of Section 1 above for such calendar year in excess of the Minimum Royalty Amounts paid on the calendar quarters of such year. For purposes of this Agreement, the term "Change of Control" means the occurrence, after the date of this Amendment, of any of the following circumstances: (i) any person or two or more persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of either MEL or MEL's parent, CPC of America, Inc., a Nevada corporation ("CPC"), representing 50% or more (on a fully-diluted basis) of the combined voting power of all securities of either entity; or (ii) the sale of substantially all of the assets of either MEL or CPC."

         2. Section 2 of the Royalty Agreement is hereby amended by deleting it in its entirety and replacing it with the following new Section 2.


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         "2. TIME OF PAYMENT. Prior to the occurrence of a Change in Control, payments under subparts (a) and (b) of Section 1 above shall be made by Med Close to CTM, or his assigns, within forty-five (45) days of the end of each calendar quarter commencing with the first full calendar quarter following execution of this Royalty Agreement. Upon a Change in Control, the Minimum Royalty Amount payments under subpart (e) of Section 1 above shall be made by Med Close to CTM, or his assigns, on the first business day of each calendar quarter, and MEL shall pay to CTM within forty-five (45) days of the end of each calendar year the royalties on Net Sales earned under subparts (a) and (b) of
Section 1 above for such calendar year in excess of the Minimum Royalty Amounts paid on the calendar quarters of such year. Each payment hereunder shall include a written report from Med Close indicating the basis upon which the royalty was computed."

         3. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. Except as set forth in this Amendment, all other provisions of the Royalty Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                 MED ENCLOSURES, LLC,
                                 A NEVADA LIMITED LIABILITY COMPANY

                                 By: CPC of America, Inc., a Nevada corporation,
                                   Its Manager



                                 By: /S/ ROD A. SHIPMAN
                                     -------------------------------------------
                                     Rod A. Shipman, President



                                 CTM GROUP, INC.,
                                 A NEVADA CORPORATION



                                 By: /s/ CTM GROUP, INC.
                                     -------------------------------------------


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